Exhibit 99.1

PRESS RELEASE
1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact Dev Ghose Stuart Blackie (206) 624-8100 Media Contact Alan Oshiki Broadgate Consultants, Inc. (212) 232-2354	Release Number: 05-18

SHURGARD ANNOUNCES THIRD QUARTER DIVIDEND

SEATTLE, WASHINGTON, November 10, 2005 . . . Shurgard Storage Centers, Inc. (NYSE: SHU), a leading self-storage real estate investment trust in the United States and Europe, today announced that the Board of Directors declared a third quarter dividend of $0.56 per share. The dividend is payable on December 5, 2005, to shareholders of record as of November 25, 2005.

About Shurgard Storage Centers, Inc.

Shurgard Storage Centers, Inc. is a real estate investment trust headquartered in Seattle, Washington. Shurgard specializes in all aspects of the self-storage industry and operates a network of over 644 operating storage centers located throughout the United States and in Europe.

Forward-Looking Statements

This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding projections for 2005 and beyond, are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements, depending on a variety of factors including, but not limited to, Shurgard’s ability to implement its business strategy, competition in the market, as well as other risk factors.

For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 29, 2005, report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005, report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 9, 2005, its report on Form 10-K/A for the year ended December 31, 2004, filed with the SEC on October 14, 2005, and its report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC on November 9, 2005. Forward-looking statements are based on estimates as of the date of this release. Except as required by law, we disclaim any obligation to publicly update these forward-looking statements reflecting new estimates, events or circumstances after the date of this release.

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